HARDING, LOEVNER FUNDS, INC.
                        Form N-SAR for the period ending October 31, 1997
                                     File Number 811-7739





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 30th day of December, 1997



                                                 HARDING, LOEVNER FUNDS, INC.




                                                 By: /s/ William E. Vastardis
                                                         William E. Vastardis
                                                                    Secretary




Witness: /s/ Eric P. Nachimovsky
            Eric P. Nachimovsky